Exhibit 99.1

LeMaitre Q1 2026 Financial Results

BURLINGTON, MA, May 5, 2026 – LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of vascular devices, implants, and services, today reported Q1 2026 results, announced a quarterly dividend of $0.25/share, and provided guidance.

Q1 2026:

•	Sales $66.6mm, +11% (+10% organic) vs. Q1 2025

•	Gross margin 72.7% (+350 bps)

•	Op. income $17.8mm (+41%)

•	Op. margin 27%

•	EPS $0.68 (+42%)

•	Cash up $8.1mm sequentially to $367.2mm

Artegraft grew 36% worldwide in Q1, bolstered by its international launch. Grafts (+20%), valvulotomes (+15%), and carotid shunts (+11%) each posted record sales. The three geographies also posted records: EMEA (+20%), APAC (+18%), and the Americas (+7%).

Gross margin of 72.7% (+350 bps) increased due to higher pricing as well as manufacturing efficiencies. Q1 operating income of $17.8mm (+41%) also benefited from moderate operating expense growth (+6%).

Chairman/CEO George LeMaitre said, “Higher ASPs, geographic expansion and disciplined spending produced 11% sales growth and 42% EPS growth in Q1. Full year 2026 shows op. leverage too - increased guidance implies 12% sales growth and 26% (adjusted) EPS growth.”

Business Outlook

	Q2 2026 Guidance	Full Year Guidance
Sales	$70.5mm - $72.5mm (Mid $71.5mm, +11%, +11% org.)	$277mm - $283mm (Mid $280mm, +12%, +12% org.)
Gross Margin	72.1%	72.3%
Op. Income	$20.8mm - $22.3mm (Mid $21.6mm, +34%)	$77.6mm - $82.0mm (Mid $79.8mm, +18%, +24% adj.)
Op. Margin (Mid)	30%	29%
EPS	$0.79 - $0.84 (Mid $0.81, +35%.)	$2.93 - $3.08 (Mid $3.00, +19%, +26% adj.)

Quarterly Dividend

On April 28, 2026, the Company’s Board of Directors approved a quarterly dividend of $0.25/share of common stock. The dividend will be paid on June 4, 2026, to stockholders of record on May 21, 2026.

Share Repurchase Program

On February 19, 2026, the Company’s Board of Directors authorized the repurchase of up to $100.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 18, 2027, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company’s website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants, and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures, and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company’s short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, GAAP financial performance measures. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events. The Company refers to the calculation of non-GAAP sales growth percentages as “organic” or “adjusted.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, factory closures, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. Additionally, the Company has provided percentages for operating income and EPS guidance adjusted to exclude the effects of the employee retention tax credit received in 2025. Management believes that viewing projected growth in operating income and EPS excluding those effects provides an alternative and meaningful view of the Company’s projected profitability. The Company’s EPS guidance assumes no dilution from the Company’s convertible notes. Dilution from convertible notes is included in GAAP EPS if the average stock price during the period exceeds the conversion price and the effect is dilutive.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures set forth in the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, our ability to maintain historic levels of profit growth; our ability to increase the selling prices of our products; competition from other medical device companies and alternative medical technologies; our ability to source, acquire, and integrate acquisitions; our dependence on sole- or limited-source suppliers; our ability to engage sales call points other than vascular surgeons; disruptions to our information technology systems or breaches of our information security systems; our implementation of our new enterprise resource planning system; our ability to procure, process, and preserve human tissue and comply with relevant regulatory requirements; the impact of a disruption in our manufacturing facilities; our ability to navigate the risks inherent in operating internationally; our ability to transition to direct sales models in certain international territories; the status of our regulatory approvals and compliance with regulatory requirements to market and sell our products both domestically and internationally; the occurrence of litigation relating to product liability, employment matters, intellectual property, contract disputes, and other matters; the occurrence of product defects or recalls; our ability to service and repurchase our debt; the dilutive effect of a conversion of our debt; our ability to navigate executive officer transitions and retain key personnel; our ability to protect our intellectual property; volatility in the price of our common stock; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

Gregory Manker

Director of Business Development and Investor Relations

+1 781-362-1260 x 419

gmanker@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,851	$28,244
Short-term marketable securities	340,382	330,876
Accounts receivable, net	35,770	33,610
Inventory and other deferred costs	70,820	70,422
Prepaid expenses and other current assets	3,998	5,080

Total current assets	477,821	468,232
Property and equipment, net	28,543	26,997
Right-of-use leased assets	19,832	15,762
Goodwill	65,945	65,945
Other intangibles, net	31,674	33,089
Deferred tax assets	741	759
Other assets	4,970	4,906

Total assets	$629,526	$615,690

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,180	$3,646
Accrued expenses	25,268	29,411
Acquisition-related obligations	475	322
Lease liabilities - short-term	3,446	2,944

Total current liabilities	33,369	36,323
Convertible senior notes, net	168,867	168,645
Lease liabilities - long-term	17,502	14,003
Deferred tax liabilities	1,855	1,735
Other long-term liabilities	1,311	1,468

Total liabilities	222,904	222,174
Stockholders’ equity
Common stock	245	244
Additional paid-in capital	233,450	228,407
Retained earnings	194,683	184,715
Accumulated other comprehensive loss	(3,857)	(2,411)
Treasury stock	(17,899)	(17,439)

Total stockholders’ equity	406,622	393,516

Total liabilities and stockholders’ equity	$629,526	$615,690

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2026	March 31, 2025
Net sales	$66,551	$59,871
Cost of sales	18,155	18,451

Gross profit	48,396	41,420
Operating expenses:
Sales and marketing	14,515	14,212
General and administrative	12,046	10,487
Research and development	4,060	4,095

Total operating expenses	30,621	28,794

Income from operations	17,775	12,626
Other income (expense):
Investment income	3,324	2,903
Interest expense	(1,300)	(1,290)
Other income (loss), net	(127)	2

Income before income taxes	19,672	14,241
Provision for income taxes	3,993	3,230

Net income	$15,679	$11,011

Earnings per share of common stock
Basic	$0.69	$0.49

Diluted	$0.68	$0.48

Weighted - average shares outstanding:
Basic	22,801	22,570

Diluted	23,031	22,899

Cash dividends declared per common share	$0.25	$0.20

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended
	March 31, 2026		March 31, 2025
	$	%	$	%
Net Sales by Geography
Americas	$41,596	63%	$38,958	65%
Europe, Middle East and Africa	20,287	30%	16,959	28%
Asia Pacific	4,668	7%	3,954	7%

Total Net Sales	$66,551	100%	$59,871	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	For the three months ended
	March 31, 2026	March 31, 2025
Reconciliation between GAAP and Non-GAAP Adjusted EBITDA
Net income as reported	$15,679	$11,011
Interest (income) expense, net	(2,024)	(1,613)
Amortization and depreciation expense	2,623	2,552
Provision for income taxes	3,993	3,230

Adjusted EBITDA	$20,271	$15,180

Adjusted EBITDA percentage increase	34%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended March 31, 2026
Net sales as reported	$66,551
Impact of currency exchange rate fluctuations	(2,048)

Adjusted net sales		$64,503
For the three months ended March 31, 2025
Net sales as reported	$59,871
Net impact of divestitures excluding currency	(1,475)

Adjusted net sales		$58,396

Adjusted net sales increase for the three months ended March 31, 2026		$6,107	10%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending June 30, 2026
Net sales per guidance (midpoint)	$71,500
Impact of currency exchange rate fluctuations	(680)

Adjusted projected net sales		$70,820
For the three months ended June 30, 2025
Net sales as reported	$64,232
Net impact of divestitures excluding currency	(364)

Adjusted net sales		$63,868

Adjusted projected net sales increase for the three months ending June 30, 2026		$6,952	11%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2026
Net sales per guidance (midpoint)	$280,000
Impact of currency exchange rate fluctuations	(2,917)

Adjusted projected net sales		$277,083
For the year ended December 31, 2025
Net sales as reported	$249,602
Net impact of divestitures excluding currency	(1,839)

Adjusted net sales		$247,763

Adjusted projected net sales increase for the year ending December 31, 2026		$29,320	12%

Reconciliation between GAAP and Non-GAAP projected operating income growth:
For the year ended December 31, 2026
Operating income per guidance (midpoint)	$79,800

Projected operating income		$79,800
For the year ended December 31, 2025
Operating income as reported	$67,912
Impact of employee retention credit	(3,380)

Adjusted operating income		$64,532

Adjusted projected operating income increase for the year ending December 31, 2026		$15,268	24%

Reconciliation between GAAP and Non-GAAP earnings per share growth:
For the year ended December 31, 2026
Earnings per share per guidance (midpoint)	$3.00

Projected earnings per share		$3.00
For the year ended December 31, 2025
Earnings per share as reported	$2.52
Impact of employee retention credit	(0.14)

Adjusted earnings per share		$2.38

Adjusted projected earnings per share increase for the year ending December 31, 2026		$0.62	26%